Exhibit (11) under N-1A
                                                Exhibit 23 under Item 601/Reg SK


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 11 to Form N-1A Registration Statement of 111 Corcoran Funds of our report dated July 7, 1997, on the financial statements as of May 31, 1997, of 111 Corcoran North Carolina Municipal Securities Fund, 111 Corcoran Bond Fund and 111 Corcoran Equity Fund (the three portfolios comprising 111 Corcoran Funds), included in or made a part of this registration statement.



                                                         BY: Arthur Andersen LLP
                                                             Arthur Andersen LLP
Pittsburgh, Pennsylvania
July 22, 1997